Exhibit (p)(2)
GMO SERIES TRUST
CODE OF ETHICS
Adopted: August 23, 2011
          The Board of Trustees (the “Board”) of GMO Series Trust (the “Trust”) has adopted this Code of Ethics (the “Code”) applicable to Access Persons of the Trust. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section VI.C of this Code.
I.	General Requirements
A.	Reporting. Except as provided in Section II, each Access Person of the Trust must satisfy the reporting requirements set forth in Rule 17j-1(d) under the Investment Company Act of 1940, as amended (the “1940 Act”). Access Persons may satisfy this obligation by filing such reports with the Chief Compliance Officer of the Trust (the “Trust CCO”) within the time periods prescribed by Rule 17j-1(d).

B.	Pre-approval of Investments in IPOs and Limited Offerings. Except as provided in Section II, Investment Personnel of the Trust must obtain pre-approval from the Trust CCO before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.
II.	Special Rules Applicable to Certain Access Persons
A.	GMO Access Persons. Access Persons and Investment Personnel of the Trust who are also “access persons” under the code of ethics applicable to Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) and its affiliates (the “GMO Code”) shall be subject only to the applicable provisions of the GMO Code and are exempt from all provisions of this Code.

B.	Independent Trustees. Trustees of the Trust who are not “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) (“Independent Trustees”) are subject to a separate code of ethics and are exempt from all provisions of this Code and the GMO Code.

C.	Non-Access Directors. “Non-Access Directors” (as defined in the GMO Code) of GMO, if any, shall be subject only to the applicable provisions of the GMO Code and are exempt from all provisions of this Code.
III.	Administration of Code. The Trust’s CCO shall be responsible for administering this Code, including: (i) reviewing reporting forms and pre-clearance requests required to be submitted hereunder; and (ii) reviewing possible violations of this Code and imposing any related sanctions. To the extent that all Access Persons and Investment Personnel of the Trust are also “access persons” under either the GMO Code or the Independent Trustee Code of Ethics and, consequently, no reports or pre-clearance requests are required to be submitted hereunder, the Trust’s CCO shall have no further duties with respect to the administration of this Code.

IV.	Special Rules Applicable to the Trust CCO

The following special rules applicable to the Trust CCO shall apply:
A.	Investigations of Possible Code Violations. The GMO Compliance Department is responsible for investigating any suspected violations of this Code by the Trust CCO and shall report any suspected violation to the Chairman of the Board. The Chairman of the Board is responsible for reviewing the results of any investigation of any such reported or suspected violations of this Code. Any such violations of this Code will be reported to the Board at or prior to its next regularly scheduled meeting.

B.	Sanctions. If the Chairman of the Board determines that the Trust CCO has committed a violation of this Code, the Chairman of the Board may impose sanctions and take other actions as he deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment for cause.
V.	Code Approval; Amendments
A.	Amendments to Trust Code. The Board, including a majority of the Independent Trustees, must approve this Code and any amendments thereto based upon a determination that it contains provisions reasonably necessary to prevent Access Persons of the Trust from engaging in conduct prohibited by Rule 17j-1(b) under the 1940 Act.

B.	Amendments to the GMO Code. GMO shall provide the Trust CCO with copies of all amendments to the GMO Code promptly upon adoption. The Board, including a majority of the Independent Trustees, must approve any material amendment to the GMO Code within six months of such change. GMO shall not amend the GMO Code to eliminate the reporting and pre-approval requirements set forth in Rule 17j-1.
VI.	Miscellaneous
A.	Records. The Trust shall maintain the following records:
(1)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)	A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(4)	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.
To the extent any record required to be kept by this section is also required to be kept by GMO pursuant to the GMO Code, GMO shall maintain such record on behalf of both GMO and the Trust.

B.	Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, but are subject to disclosure in accordance with the provisions of the GMO Code.

C.	Definitions. The terms “Access Person”, “Investment Personnel”, “Beneficial Ownership”, “Initial Public Offering” and “Limited Offering”, where used but not otherwise defined herein, shall have the meanings ascribed to such terms in Rule 17j-1 under the 1940 Act.

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GMO TRUST
CODE OF ETHICS
Dated September 5, 2008
          The Board of Trustees (the “Board”) of GMO Trust (the “Trust”) has adopted this Code of Ethics (the “Code”) applicable to Access Persons of the Trust. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section VI.C of this Code.
I.	General Requirements
A.	Reporting. Except as provided in Section II, each Access Person of the Trust must satisfy the reporting requirements set forth in Rule 17j-1(d) under the Investment Company Act of 1940, as amended (the “1940 Act”). Access Persons may satisfy this obligation by filing such reports with the Chief Compliance Officer of the Trust (the “Trust CCO”) within the time periods prescribed by Rule 17j-1(d).

B.	Pre-approval of Investments in IPOs and Limited Offerings. Except as provided in Section II, Investment Personnel of the Trust must obtain pre-approval from the Trust CCO before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.
II.	Special Rules Applicable to Certain Access Persons
A.	GMO Access Persons. Access Persons and Investment Personnel of the Trust who are also “access persons” under the code of ethics applicable to Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) and its affiliates (the “GMO Code”) shall be subject only to the applicable provisions of the GMO Code and are exempt from all provisions of this Code.

B.	Independent Trustees. Trustees of the Trust who are not “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) (“Independent Trustees”) are subject to a separate code of ethics and are exempt from all provisions of this Code and the GMO Code.

C.	Non-Access Directors. “Non-Access Directors” (as defined in the GMO Code) of GMO, if any, shall be subject only to the applicable provisions of the GMO Code and are exempt from all provisions of this Code.
III.	Administration of Code. The Trust’s CCO shall be responsible for administering this Code, including: (i) reviewing reporting forms and pre-clearance requests required to be submitted hereunder; and (ii) reviewing possible violations of this Code and imposing any related sanctions. To the extent that all Access Persons and Investment Personnel of the Trust are also “access persons” under either the GMO Code or the Independent Trustee Code of Ethics and, consequently, no reports or pre-clearance requests are required to be submitted hereunder, the Trust’s CCO shall have no further duties with respect to the administration of this Code.

IV.	Special Rules Applicable to the Trust CCO

The following special rules applicable to the Trust CCO shall apply:
A.	Investigations of Possible Code Violations. The GMO Compliance Department is responsible for investigating any suspected violations of this Code by the Trust CCO and shall report any suspected violation to the Chairman of the Board. The Chairman of the Board is responsible for reviewing the results of any investigation of any such reported or suspected violations of this Code. Any such violations of this Code will be reported to the Board at or prior to its next regularly scheduled meeting.

B.	Sanctions. If the Chairman of the Board determines that the Trust CCO has committed a violation of this Code, the Chairman of the Board may impose sanctions and take other actions as he deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment for cause.
V.	Code Approval; Amendments
A.	Amendments to Trust Code. The Board, including a majority of the Independent Trustees, must approve this Code and any amendments thereto based upon a determination that it contains provisions reasonably necessary to prevent Access Persons of the Trust from engaging in conduct prohibited by Rule 17j-1(b) under the 1940 Act.

B.	Amendments to the GMO Code. GMO shall provide the Trust CCO with copies of all amendments to the GMO Code promptly upon adoption. The Board, including a majority of the Independent Trustees, must approve any material amendment to the GMO Code within six months of such change. GMO shall not amend the GMO Code to eliminate the reporting and pre-approval requirements set forth in Rule 17j-1.
VI.	Miscellaneous
A.	Records. The Trust shall maintain the following records:
(1)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)	A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(4)	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.
To the extent any record required to be kept by this section is also required to be kept by GMO pursuant to the GMO Code, GMO shall maintain such record on behalf of both GMO and the Trust.

B.	Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, but are subject to disclosure in accordance with the provisions of the GMO Code.

C.	Definitions. The terms “Access Person”, “Investment Personnel”, “Beneficial Ownership”, “Initial Public Offering” and “Limited Offering”, where used but not otherwise defined herein, shall have the meanings ascribed to such terms in Rule 17j-1 under the 1940 Act.